Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION OF DFB

The following unaudited pro forma condensed combined information presents the unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for nine months ended September 30, 2019 and the year ended December 31, 2018 based upon the combined historical financial statements of DFB Acquisitions Corp., a Delaware corporation (“DFB”) and AdaptHealth Holdings LLC, a Delaware limited liability company (“AdaptHealth Holdings”), after giving effect to the series of transactions in connection with the approval and adoption of the Merger Agreement, dated as of July 8, 2019 (as amended on October 15, 2019) by and among DFB, AdaptHealth Holdings,  BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker” and, together with the BM Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), AH Representative LLC, a Delaware limited liability company (the “Company Unitholders’ Representative”), solely for purposes of Section 7.20 thereof, the BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSP L.P., a Delaware limited partnership, and BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership (collectively, “BM Blocker Sellers”) and, solely for purposes of Section 7.21 thereof, Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership (the “A Blocker Seller” and together with the BM Blocker Sellers, the “Blocker Sellers”),  pursuant to which DFB acquired 56% of the economic and voting interests of AdaptHealth Holdings (collectively, the “Business Combination”) and related adjustments described in the accompanying notes. Under applicable accounting standards, AdaptHealth Holdings will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. The accounting guidance for business combinations, FASB Accounting Standards Codification (ASC) 805, provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the transaction, including payment of any premium.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the fiscal year ended December 31, 2018 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives pro forma effect to the Business Combination as if it was completed on September 30, 2019. Additionally, the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2018 gives pro forma effect to the acquisitions by AdaptHealth Holdings of PPS HME Holdings LLC (“PPS”) on May 17, 2018, Verus Healthcare, Inc. (“Verus”) on May 17, 2018, Home Medical Express Inc. (“HMEI”) on July 31, 2018 and Gould’s Discount Medical (“Gould’s”) on January 2, 2019, as if they had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of DFB, AdaptHealth Holdings, PPS and Verus and the notes thereto, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DFB” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AdaptHealth,” included or incorporated by reference elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 do not give effect to the impact on total costs and expenses of cost savings and synergies resulting from the favorable vendor pricing in the pre-acquisition period of entities acquired by AdaptHealth Holdings. These pre-acquisition cost savings and synergies are estimated at $2.3 million on a pro forma basis for the year ended December 31, 2018. These synergies are effective starting the date of each acquisition and therefore are captured in the results for the period ended September 30, 2019.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the

Business Combination had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the Business Combination, any integration costs or tax deductibility of transaction costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Business Combination as described in the notes to the unaudited pro forma condensed combined financial information.

DFB HEALTHCARE ACQUISITIONS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2019

(in thousands)	DFB Reclassified(1)	AdaptHealth Historical	Pro Forma Adjustments	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$622	$8,823	$50,783	(a)	$60,228
Accounts receivable, net	—	73,670	—		73,670
Inventory	—	14,234	—		14,234
Prepaid and other current assets	125	6,350	—		6,475
Total current assets	747	103,077	50,783		154,607
Equipment and other fixed assets, net	—	66,706	—		66,706
Goodwill	—	245,346	—		245,346
Cash and marketable securities held in Trust Account	255,880	—	(255,880)	(b)	—
Other assets	—	5,893	—		5,893
Deferred tax asset	—	6,965	26,422	(c)	33,387
Total assets	$256,627	$427,987	$(178,675)		$505,939
Liabilities and Stockholders’/Members’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,154	$90,456	$(5,436)	(d)	$88,174
Current portion of capital lease obligations	—	21,656	—		21,656
Current portion of long-term debt	—	8,894	—		8,894
Deferred revenue	—	9,097	—		9,097
Other liabilities	44	8,609	—		8,653
Total current liabilities	3,198	138,712	(5,436)		136,474
Long-term debt, less current portion	—	410,538	(35,000)	(f)	375,538
Capital lease obligations, less current portion	—	236	—		236
Other long-term liabilities	7,875	15,199	(7,875)	(d)	20,292
			5,093	(e)
Total liabilities	11,073	564,685	(43,218)		532,540
Commitments and contingencies
Total stockholders’/members’ equity (deficit)	245,554	(139,561)	(113,108)	(g)	(7,115)
Total stockholders’/members’ equity (deficit) attributable to AdaptHealth Holdings LLC	245,554	(139,561)	(113,108)		(7,115)
Noncontrolling interest in subsidiaries	—	2,863	(22,349)	(g)	(19,486)
Total stockholders’/members’ equity (deficit)	245,554	(136,698)	(135,457)		(26,601)
Total Liabilities and Stockholders’/Members’ Equity (Deficit)	$256,627	$427,987	$(178,675)		$505,939

(1)                                 Refer to Note 2 for reclassification of DFB historical information.

DFB HEALTHCARE ACQUISITIONS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(in thousands except share and per share amounts)	DFB Reclassified(1)	AdaptHealth Pro Forma(2)	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Revenue, net of contractual allowances and discounts	$—	$400,958	$—		$400,958
Provision for doubtful accounts	—	(20,855)	—		(20,855)
Net revenue less provision for doubtful accounts	—	380,103	—		380,103
Costs and expenses:
Cost of net revenue	—	316,790	—		316,790
General and administrative expenses	3,436	23,590	(7,627)	(h)	19,399
Depreciation, excluding patient equipment depreciation	—	2,439	—		2,439
Total costs and expenses	3,436	342,819	(7,627)		338,628
Operating (loss) income	(3,436)	37,284	7,627		41,475
Interest (income) expense	(4,314)	31,651	(1,151)	(i)	26,186
Loss on extinguishment of debt, net	—	2,121	(2,121)	(j)	—
Income before income taxes	878	3,512	10,899		15,289
Income tax expense	874	5,444	(4,191)	(k)	2,127
Net income	4	(1,932)	15,090		13,162
Income attributable to noncontrolling interest	—	1,336	6,139	(l)	7,475
Net income attributable to AdaptHealth Corp.	$4	$(3,268)	$8,951		$5,687
Weighted average common shares outstanding—basic and diluted	25,000,000		15,296,166	(m)	40,296,166
Net income attributable to AdaptHealth Corp. per share—basic and diluted	0.13				0.14
Weighted average founder shares outstanding—basic and diluted	6,250,000		(6,250,000)	(n)	—
Net income attributable to founder share holders per share—basic and diluted	(0.53)				—

(1)                                 Refer to Note 2 for reclassification of DFB historical information.

(2)                                 Refer to Note 3 for reclassification of AdaptHealth historical information.

DFB HEALTHCARE ACQUISITIONS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands except share and per share amounts)	DFB Reclassified(1)	AdaptHealth Pro Forma(2)	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Revenue, net of contractual allowances and discounts	$—	$469,233	$—		$469,233
Provision for doubtful accounts	—	(26,053)	—		(26,053)
Net revenue less provision for doubtful accounts	—	443,180	—		443,180
Costs and expenses:
Cost of net revenue	—	389,421			389,421
General and administrative expenses	1,234	15,633	(500)	(h)	16,367
Depreciation, excluding patient equipment depreciation	—	5,253	—		5,253
Total costs and expenses	1,234	410,307	(500)		411,041
Operating (loss) income	(1,234)	32,873	500		32,139
Interest expense	(4,150)	7,827	(1,534)	(i)	2,143
Loss on extinguishment of debt, net	—	1,399	(1,399)	(j)	—
Income before income taxes	2,916	23,647	3,433		29,996
Income tax expense (benefit)	830	(3,100)	6,443	(k)	4,173
Net income	2,086	26,747	(3,010)		25,823
Income attributable to noncontrolling interest	—	1,077	12,724	(l)	13,801
Net income attributable to AdaptHealth Corp.	$2,086	$25,670	$(15,734)		$12,022
Weighted average common shares outstanding—basic and diluted	25,000,000		15,296,166	(m)	40,296,166
Net income attributable to AdaptHealth Corp. per share—basic and diluted	0.11				0.30
Weighted average founder shares outstanding—basic and diluted	6,250,000		(6,250,000)	(n)	—
Net income attributable to founder share holders per share—basic and diluted	(0.13)				—

(1)                                 Refer to Note 2 for reclassification of DFB historical information.

(2)                                 Refer to Note 3 for reclassification of AdaptHealth historical information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

DFB’s historical results reflect the audited consolidated statement of income for the year ended December 31, 2018, unaudited condensed consolidated balance sheet as of September 30, 2019 and unaudited condensed consolidated statement of income for the nine months ended September 30, 2019 under GAAP. AdaptHealth Holdings’ historical results reflect AdaptHealth Holdings’ audited consolidated statement of operations for the year ended December 31, 2018, unaudited condensed consolidated balance sheet as of September 30, 2019 and unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019 under GAAP.

Description of the Business Combination

On July 8, 2019, DFB, Merger Sub, AdaptHealth Holdings, the Blocker Companies, AdaptHealth Holdings Unitholders’ Representative named therein and, solely for the purposes specified therein, the Blocker Sellers entered into the Merger Agreement, pursuant to which the parties undertook a series of transactions at the Closing that resulted in AdaptHealth Holdings becoming a partially owned subsidiary of DFB. On October 15, 2019, the parties entered into the Merger Agreement Amendment to, among other things, remove the minimum cash closing condition, adding a new condition to the Closing with respect to the absence, since the date of the Merger Agreement Amendment, of the commencement of a material investigation or action against AdaptHealth Holdings by certain healthcare regulatory authorities, and amend and restate the forms of certain of the Related Agreements. The completion of the Business Combination (the “Closing”) occurred on November 8, 2019. After completion of the Business Combination, the combined company now operates under the name AdaptHealth Corp.

To effect the Business Combination, the parties executed the following steps:

•                  the merger of each of the Blocker Companies with and into DFB, with DFB surviving;

•                  the merger of Merger Sub with and into AdaptHealth Holdings, with AdaptHealth Holdings surviving; and

•                  the contribution by DFB to AdaptHealth Holdings of all of its available funds in exchange for equity interests in AdaptHealth Holdings.

The following table represents the structure of the combined company upon the Closing of the Business Combination:

Upon the Closing of the Business Combination, the former owners of AdaptHealth Holdings hold approximately 49% of the economic interest in AdaptHealth Corp. and the former stockholders of DFB hold the remaining approximately 51% of the economic interests in AdaptHealth Corp., both in the form of shares of the AdaptHealth Corp.’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”). AdaptHealth Corp owns approximately 56% of the combined company with the remaining 44% owned by the former owners of AdaptHealth Holdings in the form of common units representing limited liability company interests in AdaptHealth Holdings from and after the Closing (“New AdaptHealth Units”). Under applicable accounting standards, AdaptHealth Holdings is the accounting acquirer in the Business Combination, which was treated as a reverse recapitalization. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of AdaptHealth Holdings issuing stock for the net assets of DFB, accompanied by a recapitalization. Net assets of DFB will be stated at historical costs, with no goodwill or intangible assets recorded.

Following the Closing of the Business Combination, the combined results of DFB and AdaptHealth Holdings will be consolidated with the holders of Class A Common Stock owning an approximately 56% direct controlling interest and the holders of New AdaptHealth Units owning an approximately 44% direct noncontrolling economic interest shown as noncontrolling interest in the financial statements of the combined entity. The approximately 44% direct noncontrolling economic interest in AdaptHealth Holdings held by the current owners of AdaptHealth Holdings noted above is in the form of New AdaptHealth Units and are exchangeable on a one-to-one basis for Class A Common Stock. The approximately 44% direct noncontrolling economic interest will continue to decrease as New AdaptHealth Units are exchanged for shares of Class A Common Stock.

The following table sets forth the net assets of DFB:

(in thousands)
Current assets	$747
Cash held in trust	255,880
Current liabilities	(3,198)
Other long-term liabilities	(7,875)
Net assets acquired	$245,554

Sources and Uses (in thousands)

Sources		Uses
DFB Cash	$255,880	Cash to balance sheet(2)	$50,783
PIPE(1)	125,000	SPAC redemptions	213,665
		Legacy AdaptHealth redemptions(3)	20,000
		Debt repayment(4)	78,500
		Deal expenses(5)	17,932
Total Sources	$380,880	Total Uses	$380,880

(1)                                 Represents the issuance, in a private placement consummated concurrently with the Closing, of 12,500,000 shares of Class A Common Stock.

(2)                                 Represents remaining cash that will be used to fund operations and working capital needs of the Company after the closing of the Business Combination.

(3)                                 Represents cash that was used to fund redemptions made by legacy AdaptHealth Holdings investors.

(4)                                 Represents the amount of debt that the combined company paid down upon closing of the Business Combination.

(5)                                 Represents the amount of deal expenses incurred in connection with the Closing of the Business Combination.

Basis of the Pro Forma Presentation

Upon consummation of the Business Combination, DFB adopted AdaptHealth Holdings’ accounting policies. AdaptHealth Holdings may identify differences between the accounting policies among the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2—Reclassifications to Historical Financial Information of DFB

Certain balances and transactions presented in the historical financial statements of DFB included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of AdaptHealth Holdings as indicated in the tables below.

DFB Balance Sheet Reclassifications at September 30, 2019

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
Assets
Accounts payable	$29	$(29)	$—
Accrued expenses	3,125	(3,125)	—
Accounts payable and accrued expenses	—	3,154	3,154
Other liabilities	—	44	44
Franchise tax payable	44	(44)	—
Deferred underwriting commissions	7,875	(7,875)	—
Other long-term liabilities	—	7,875	7,875

DFB Statement of Operations Reclassifications for the Nine Months Ended September 30, 2019

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$3,286	$150	$3,436
State franchise taxes	150	(150)	—

DFB Statement of Operations Reclassification for the Year Ended December 31, 2018

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$1,036	$198	$1,234
State franchise taxes	198	(198)	—

Note 3—Reclassifications and Adjustments to Historical Information of AdaptHealth

(a)  Pro forma financial statement of operations of AdaptHealth

The following table provides the pro forma statement of operations of AdaptHealth Holdings for the nine months ended September 30, 2019.

ADAPTHEALTH PRO FORMA FINANCIAL STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(in thousands)	AdaptHealth Historical	Pro Forma Adjustments		AdaptHealth Pro Forma
Revenue:
Revenue, net of contractual allowances and discounts	$400,958	$—		$400,958
Provision for doubtful accounts	(20,855)	—		(20,855)
Net revenue less provision for doubtful accounts	380,103	—		380,103
Costs and expenses:
Cost of net revenue	317,174	(384	)(1)	316,790
General and administrative expenses	31,508	(7,918	)(1)	23,590
Depreciation, excluding patient equipment depreciation	2,439	—		2,439
Total costs and expenses	351,121	(8,302)		342,819
Operating income	28,982	8,302		37,284
Interest expense (2)	31,651	—		31,651
Loss on extinguishment of debt, net	2,121	—		2,121
(Loss) income before income taxes	(4,790)	8,302		3,512
Income tax expense	5,444	—		5,444
Net (loss) income	(10,234)	8,302		(1,932)
Income attributable to noncontrolling interest	1,336	—		1,336
Net (loss) income attributable to AdaptHealth Corp.	$(11,570)	$8,302		$(3,268)

(1)                                 Represents the elimination of non-recurring transaction costs specifically incurred by AdaptHealth for various acquisitions in the period.

(2)                                 Interest expense includes a non-cash expense of $12.4 million representing the change in fair value of AdaptHealth Holdings’ interest rate swaps.

The following table provides the pro forma statement of operations of AdaptHealth Holdings for year the ended December 31, 2018 as if PPS, Verus, HMEI and Gould’s had been acquired on January 1, 2018. PPS and Verus were acquired by AdaptHealth Holdings on May 18, 2018. HMEI and Gould’s were acquired by AdaptHealth Holdings on July 31, 2018 and January 2, 2019, respectively. The pro forma results do not include any anticipated cost synergies or other effects of the planned integration of PPS, Verus, HMEI and Gould’s, which are estimated to be $2.3 million on a pro forma basis for the year ended December 31, 2018.

ADAPTHEALTH PRO FORMA FINANCIAL STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands)	AdaptHealth Historical	PPS Reclassified(1)	Verus Reclassified(2)	HMEI Historical	Gould’s Historical	Pro Forma Adjustments		AdaptHealth Pro Forma
Revenue:
Revenue, net of contractual allowances and discounts	$361,054	$32,841	$31,211	$10,770	$33,357	$—		$469,233
Provision for doubtful accounts	(15,776)	(3,716)	(4,866)	(1,652)	(43)	—		(26,053)
Net revenue less provision for doubtful accounts	345,278	29,125	26,345	9,118	33,314	—		443,180
Costs and expenses:
Cost of net revenue	293,384	34,283	31,192	8,562	28,124	(6,124	)(3)	389,421
General and administrative expenses	18,069	—	—	—	—	(2,436	)(3)	15,633
Depreciation, excluding patient equipment depreciation	2,734	816	1,332	7	364	—		5,253
Total costs and expenses	314,187	35,099	32,524	8,569	28,488	(8,560)		410,307
Operating income (loss)	31,091	(5,974)	(6,179)	549	4,826	8,560		32,873
Interest expense (income)	7,453	—	272	115	(13)	—		7,827
Loss on extinguishment of debt, net	1,399	—	—	—	—	—		1,399
Income (loss) before income taxes	22,239	(5,974)	(6,451)	434	4,839	8,560		23,647
Income tax (benefit) expense	(2,098)	—	(1,593)	—	$591	—		(3,100)
Net income (loss)	24,337	(5,974)	(4,858)	434	4,248	8,560		26,747
Income attributable to noncontrolling interest	1,077	—	—	—	—	—		1,077
Net income (loss) attributable to AdaptHealth Corp.	$23,260	$(5,974)	$(4,858)	$434	$4,248	$8,560		$25,670

(1)                                  Refer to Note 3(b) for reclassification of PPS historical information.

(2)                                  Refer to Note 3(c) for reclassification of Verus historical information.

(3)                                  Represents the elimination of non-recurring transaction costs specifically incurred by AdaptHealth, PPS and Verus in connection with the business combinations.

(b)  Reclassifications and adjustments to historical information of PPS

Certain balances and transactions presented in the historical financial statements of PPS included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of AdaptHealth Holdings as indicated in the table below.

PPS Statement of Operations Reclassifications for the Period January 1, 2018 through May 17, 2018

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
Costs and expenses:
Cost of net revenue	$—	$34,283	$34,283
Depreciation, excluding patient equipment depreciation	—	816	816
Cost of goods sold	7,736	(7,736)	—
Salaries, labor and benefits	14,426	(14,426)	—
Depreciation	4,761	(4,761)	—
Amortization	567	(567)	—
Rent and occupancy expenses	1,484	(1,484)	—
Other operating expenses	6,169	(6,169)	—
Other expense (income)	(44)	44	—

(c)  Reclassifications and adjustments to historical information of Verus

Certain balances and transactions presented in the historical financial statements of Verus included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of AdaptHealth Holdings as indicated in the table below.

Verus Statement of Operations Reclassifications for the Period January 1, 2018 through May 17, 2018

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
Costs and expenses:
Cost of net revenue	$15,483	$15,709	$31,192
Operating expenses	17,012	(17,012)	—
Depreciation, excluding patient equipment depreciation	—	1,332	1,332
Loss on disposal of equipment	29	(29)	—

Note 4—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 are as follows:

a)                                     See Note 1—Sources and Uses for impact of the Business Combination on the cash balance, which resulted in net cash of $50,783 to the balance sheet of the combined entity.

b)                                     See Note 1—Sources and Uses for the release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the Closing.

c)                                      Represents adjustments to reflect applicable deferred tax. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the investment in AdaptHealth Holdings. This basis difference primarily results from the Business Combination where DFB recorded a carryover basis on all assets for financial accounting purposes and a fair value step-up on a portion of the assets for income tax purposes. The $26,422 adjustment related to the deferred tax asset is assuming: (1) the GAAP balance sheet as of September 30, 2019 adjusted for the pro forma entries described herein, (2) estimated tax basis as of September 30, 2019 adjusted for the pro forma entries described herein, (3) a valuation allowance of $32,891, (4) a constant federal income tax rate of 21.0% and a state tax rate of 4.0%, and (5) no material changes in tax law. The recorded valuation allowance relates to a portion of DFB’s tax basis in excess of GAAP basis in its investment in AdaptHealth Holdings for which DFB believes it is not more likely than not that it will realize a tax benefit in the future.

d)                                     Represents the payment of $5,436 of accrued transaction expenses and $7,875 of deferred underwriting costs incurred as part of DFB’s initial public offering and committed to be paid in connection with the Closing of the Business Combination.

e)                                      Upon the completion of the Business Combination, DFB will be a party to a tax receivable agreement. Under the terms of that agreement, DFB generally will be required to pay to the Non-Blocker AdaptHealth Members 85% of the applicable cash savings, if any, in U.S. federal and state income tax that DFB is deemed to realize in certain circumstances as a result of certain tax attributes that are created as a result of (i) the sales of their AdaptHealth Holdings Common Units for shares of Class A common stock or the cash equivalent thereof and (ii) tax benefits attributable to payments made under this tax receivable agreement. Additionally, DFB generally will be required to pay to the owners of each of the Blocker Companies 85% of the amount of cash savings, if any, that DFB is deemed to realize as a result of any tax attributes of the Blocker Companies which are inherited by DFB in the Blocker Mergers. In both instances, DFB generally will retain the benefit of the remaining 15% of the applicable tax savings.

The $5,093 adjustment related to the tax receivable agreement and the exchange agreement liability assume: (1) $20 million of cash redemptions by legacy AdaptHealth Holdings investors, (2) a share price equal to $10.00 per share, (3) a constant federal income tax rate of 21.0% and a state tax rate of 4.0%, (4) no material changes in tax law, (5) the ability to utilize tax attributes and (6) future tax receivable agreement and exchange agreement payments.

The adjustments to the tax receivable agreement have been recorded as an adjustment to stockholder equity as these adjustments arise from an equity transaction of the combined company.

DFB anticipates that it will account for the income tax effects resulting from future taxable exchanges of AdaptHealth Holdings Common Units by Non-Blocker AdaptHealth Members for shares of Class A Common Stock or the cash equivalent thereof by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. Further, DFB will evaluate the likelihood that DFB will realize the benefit represented by the deferred tax asset, and, to the extent that DFB estimates that it is more likely than not that DFB will not realize the benefit, DFB will reduce the carrying amount of the deferred tax asset with a valuation allowance.

f)                                       In connection with the Closing of the Business Combination, the following debt-related transactions took place:

(in thousands)	Long-term Debt
Retirement of pre-combination promissory note(1)	$(100,000)
Reinstatement of pre-combination promissory note(1)	100,000
Repayment on historical AdaptHealth Holdings long-term debt(2)	(78,500)
Exchange of AdaptHealth Holdings equity for debt(3)	43,500
Total	$(35,000)

(1)                                 At the date of the Business Combination, the $100,000 promissory note was cancelled and immediately reinstated under substantially the same terms as the pre-combination promissory note.

(2)                                 Proceeds from the Business Combination will be used to fund future acquisitions, repay debt or for other corporate purposes. Given there are no probable acquisitions at this time, the pro formas show that a portion of proceeds were used to repay debt in a manner where it can be redrawn when a future acquisition becomes available.

(3)                                 Represents promissory notes issued by AdaptHealth Holdings in favor of BlueMountain in exchange for AdaptHealth Holdings Common Units.

g)                                      The following table represents the impact of the Business Combination on the number of shares of Class A Common Stock and Class B Common Stock and represents the total equity section based on actual redemptions by DFB stockholders:

(in thousands except share data)	Total Equity (100%)	Noncontrolling Interest (44%)	Controlling Interest (56%)
Historical AdaptHealth Holdings members’ equity	$(139,561)	$(61,407)	$(78,154)
Historical DFB stockholders’ equity	245,554	108,044	137,510
Exchange of AdaptHealth Holdings equity for debt	(43,500)	(19,140)	(24,360)
PIPE	125,000	55,000	70,000
SPAC redemptions	(213,665)	(94,013)	(119,652)
Legacy AdaptHealth redemptions	(20,000)	(8,800)	(11,200)
Payment of transaction costs	(4,621)	(2,033)	(2,588)
Total stockholders’ equity/members’ equity	(50,793)	(22,349)	(28,444)
Noncontrolling interest in subsidiaries	2,863	2,863	—
Subtotal	(47,930)	(19,486)	(28,444)
Deferred taxes, net of tax receivable agreement	21,329	—	21,329
Total equity	$(26,601)	$(19,486)	$(7,115)

	Total Shares	Shares of Class B		Shares of Class A
Legacy AdaptHealth Holdings shareholders	51,937,500	32,113,799		19,823,701
Legacy DFB stockholders	20,472,465	—		20,472,465
	72,409,965	32,113,799	44%	40,296,166	56%

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2019 and for the fiscal year ended December 31, 2018 are as follows:

h)                                     Represents the elimination of non-recurring transaction costs specifically incurred by DFB and AdaptHealth Holdings as part of the Business Combination.

i)                                         Represents adjustments to interest expense for debt-related transactions that took place in connection with the Closing of the Business Combination. The pro forma adjustments reflect a reduction in interest expense of $5,066 and $6,754 for the nine months ended September 30, 2019 and the twelve months ended December 31, 2018, respectively, due to a $50,000 paydown on the historical AdaptHealth Holdings term loan and a $28,500 paydown on the historical AdaptHealth holdings revolver with an interest rate of 4.41% for both periods and incremental interest expense of $3,915 and $5,220 for the nine months ended September 30, 2019 and the twelve months ended December 31, 2018, respectively, on the $43,500 of promissory notes from the exchange of AdaptHealth Holdings equity for debt at a fixed interest rate of 12% for both periods.

j)                                        Represents the elimination of non-recurring losses on extinguishments of debt as part of the Business Combination.

k)                                     Adjustment to eliminate the historical tax expense (benefit) of DFB and AdaptHealth Holdings and to record the tax provisions of the combined entities on a pro forma basis using a pro forma effective tax rate of 25% for both periods, which was applied to the income attributable to the controlling interest as the income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could be different depending on post-Business Combination activities.

l)                                         Represents the pro forma adjustment to the noncontrolling interest in the Business Combination.

(in thousands)	For The Nine Months Ended September 30, 2019	For The Year Ended December 31, 2018
Pro forma income before taxes	$15,289	$29,996
Less: income attributable to legacy AdaptHealth noncontrolling interest	(1,336)	(1,077)
Net pro forma income before taxes	13,953	28,919
Noncontrolling interest pro forma adjustment (at 44%)	6,139	12,724
Add: income attributable to legacy AdaptHealth noncontrolling interest	1,336	1,077
Pro forma income attributable to noncontrolling interest	$7,475	$13,801

m)                                 As a result of the Business Combination, the pro forma basic and diluted number of shares are reflective of 40,296,166 shares of Class A Common Stock outstanding. Given that conversion of the Class B Common Stock would result in no change to EPS on a pro forma diluted basis, the 32,113,799 shares of Class B Common Stock are not included in the diluted number of shares. Additionally, on a pro forma basis, there are 12,666,666 warrants outstanding with a strike price of $11.50, which have been excluded as these instruments would be anti-dilutive to pro forma EPS.

n)                                     Adjustment is to reflect the number of founder shares that will be entitled to share in earnings on an equivalent basis after the closing of the Business Combination as such a separate founder share EPS calculation is not needed on pro forma basis.